UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)
(405) 600-0711
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.
On January 4, 2013 GMX Resources Inc. (the “Company”) previously disclosed the discovery of a scrivener’s error in the supplemental indenture related to the Conversion Rate of the Company’s 4.50% Convertible Senior Notes due 2015. The supplemental indenture incorrectly transposed numerators and denominators of “OS0/OS1” rather than the correct “OS1/OS0” in the antidilution formula for the Conversion Rate of the notes. The Conversion Rate in accordance with the erroneous formula would be 693.3329 shares of common stock per $1,000 aggregate principal amount of the notes, whereas the Conversion Rate with the proper formula is 4.1026 shares of common stock per $1,000 aggregate principal amount of notes. After discussing the error with the trustee for the notes, the Company and the trustee determined that it would not be feasible to amend the supplemental indenture.
On January 11, 2013, the Company filed a Complaint for Declaratory Relief and Reformation in the United States District Court for the Western District of Oklahoma (Case No. 5:13-cv-00047-D) seeking a declaratory judgment and reformation of the notes and the supplemental indenture to correct the scrivener’s error in the antidilution formula.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.
Date: January 11, 2013	By: /s/ James A. Merrill Name: James A. Merrill Title: Chief Financial Officer